LOGISTICS MANAGEMENT AGREEMENT
BETWEEN
ESSENTIALLY YOURS INDUSTRIES (HONG KONG)LIMITED and
ALL IN ONE GLOBAL LOGISTICS LTD.
Dated September 01, 2005

1.0 Recitals

1.1 This Agreement and all attachments (called the "Agreement") is made by Essentially Yours Industries (Hong Kong) Limited ("EYI") and All In One Global Logistics Ltd. ("AIO").

1.2 AIO is a logistics agent that provides international freight, warehousing and distribution services as appointed by EYI,

1.3 EYI is engaged in the business of manufacturing, trading and marketing majorly water filter system, parts and nutritional products worldwide,

1.4 EYI desires to obtain from AIO and AIO desires to provide EYI freight and logistics services,

1.5 For the mutual benefit of the parties, EYI and AIO enter into this Agreement with the understanding that it shall be implemented in and subject to the condition of this Agreement.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, EYI AND AIO agree as follows:

2.0 Agreement Term

2.1 The period during which EYI may issue Authorization(s) under this Agreement (Agreement Period) shall commence Sept 1, 2005 (Effective Date) and end on Aug 31, 2007 (Expiration Date) unless otherwise extended by mutual written consent by both parties.

3.0 Scope of Services

3.1 AIO  shall  provide  for EYI the  following  service  as and  when  required
whichever  in  the  mode  of  Air  Freight,  Ocean  Freight,   Logistics  and/or
Distribution services:

3.1.1 the warehouse area for EYI to store their products in HK and China.

3.1.2  keeping  inventory  records for EYI.

3.1.3 picks and packs, sorting and labeling service in HK and China.

3.1.4 distribution service locally in HK and China and overseas where AIO has their representations and agents.

3.1.5 export of EYI shipments from HK and China to any parts of the world.

3.1.6 import of EYI shipments from overseas into HK and China.

3.1.7 weekly inventory, product, and lot number reports to be emailed to EYI.

3.1.8 annual inventory count to be overseen by EYI auditors.

3.1.9 AIO will act in a timely manner to review and report on all inbound product shipment

3.1.10 quality control which will entail a short information sheet which is to be provided to EYI in a timely manner

4.0 Performance Criteria

4.1 AIO will communicate closely with EYI Logistics personnel for any shipment status within 24 hours after shipment departed or arrived.

4.2 AIO will keep EYI informed when inventory or stocks fall into an agreed low-level which special attention needs to be taken care of immediately.


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5.0 Invoices, Pricings and Payment

5.1 AIO shall combine the billings for all destinations and/or any other services provided to EYI (or other key personnel or department as instructed by EYI in written).

5.2 AIO shall prepare and issue invoices in U.S. Dollars (USD) bi-monthly in accordance with the charges and fees set forth in Exhibit A- Pricing for the Warehousing, Distribution and Freight Services and other Service Quotations approved by EYI from time to time during the billing period.

5.3 AIO will forward the related invoices / statements by email to EYI for verifying and the original invoice will be mailed to EYI upon request.

5.4 EYI shall pay AIO's invoices for the service rendered within fifteen (15) calendar days of invoice date.

5.5 AIO agrees to refund a 10% Rebate to EYI on Services involving warehousing, distribution and transportation for any business introduced by EYI to AIO. This Rebate will only be made when all related due outstanding has been fully settled to AIO. The Rebate will not include amount on duties or taxes or Government charges which will be per outlay, if any. However, the rebate is not applicable to EYI's own business.

5.6 Either party upon discovering an invoice discrepancy or error shall promptly notify the other party in writing. Upon such notification, EYI and AIO shall use all reasonable efforts to resolve any discrepancy within 15 days of notification of such discrepancy. Disputed amounts shall not be deemed past due until the discrepancy is resolved. However, all items without disputes must be settled in time.

5.7 In consideration of the continuous surge of fuel and security surcharges, AIO is allowed to make adjustments when there is official notice from airlines or ocean carriers or transportation associations. However, a seven (7) days advance notice will be provided to EYI for the changes.

5.8 In situation when fuel and security surcharges come down at any time, AIO is obliged to make the same adjustment on their rates offered to EYI upon official notice from airlines or ocean carriers is available.


6.0 Independent Contractor Relationship

6.1 AIO, including its agents and employees, is an independent contractor and not an employee of EYI. AIO is NOT authorized to represent and EYI disclaims any liability from such misrepresentation during AIO performance of the Services.


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7.0 Notices

7.1 All notices, requests, approvals, demands, and other written communication made pursuant to this Agreement shall be given in writing, in the English language and deemed properly given when delivered in person, or by AIO delivery service addressed as follows:

If to EYI:      Essentially Yours Industries (Hong Kong) Limited
        7865 Edmonds Street, Burnaby, B.C., Canada, V3N 1B9

  If to AIO:    All In One Global Logistics Ltd.
        1-3 Kai Hing Road, G/F, Unit B, Kowloon Godown, Hong Kong

Or to such other address as may be specified from time to time in writing by the applicable party.

8.0 Termination for Convenience

8.1 Both parties may terminate this Agreement, at any time, by giving written notice to the other party at the address specified in Article 7 - Notices, No less than Ninety (90) days prior to the effective date of termination set forth in the notice.

9.0 Force Majeure

9.1 Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such party cannot perform due to matters beyond their control, including but not limited to, strike, fire, flood, or other natural disaster, war, airlines / carriers' embargo, or riot provided that the party so delayed immediately notifies the other party of such delay. The party so effected shall be excused from such performance to the extent to such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps with due diligence to avoid or remove such cause of nonperformance and shall resume performance hereunder with dispatch whenever such causes are removed.

10.0 Confidential Information

10.1 The parties shall both conform the provisions of the Mutual Non-Disclosure Agreement. The provisions of this Agreement shall apply to all information regardless of whether ownership of the information is in the disclosing party, or any subsidiary or affiliate thereof, or in any third party from whom the disclosing party has acquired the right to sue such Confidential Information.

10.2 The obligation of confidentiality shall survive expiration or earlier termination of this Agreement by three (3) years.


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11.0 Liabilities of Claims for Damage and Missing

11.1 AIO agrees to carry at all times insurance of the kinds listed below: - Employees Compensation coverage on all AIO's staff - General warehouse insurance coverage at the maximum of USD10,000 per claim case.

11.2 Any claim against AIO must be in writing and delivered to the Company within 14 days upon shipment arrived destinations.

11.3 Any claim of damage or missing in international transportation is according to the ocean carriers / airlines' standard terms and conditions and in any case the maximum liability for AIO (on behalf of the ocean carriers / airlines) is limited to USD20.00/kg, subject to proof of value by relevant invoice and packing list. Any incidental, indirect consequential or economic loss or damage (including but not limited to loss of market, profit, revenue, business or goodwill etc.) will not be compensated.

11.4 For claims of damage or missing in domestic transportation and warehouse under AIO's custody within HK and China, the maximum liability for AIO will be USD5.00/kg or maximum USD10,000 per claim case, subject to proof of value by relevant invoice and packing list. Any incidental, indirect consequential or economic loss or damage (including but not limited to loss of market, profit, revenue, business or goodwill etc.) will not be compensated.

11.5 EYI agrees to buy additional Insurance Coverage at their own expenses to protect their goods and belongings under the custody of AIO warehousing or airlines or ocean carriers or during domestic transportation, when necessary.

12.0 Assignment

12.1 Either party may not, whether by operation of law of otherwise, assign or otherwise transfer any of its rights under this Agreement without the other party's prior written consent which consent shall not be unreasonably withheld and any attempted assignment or transfer, regardless of the means, without such consent shall be null and void. AIO may assign or subcontract any portion of the scope of work provided hereunder with prior written consent of EYI, which consent may not be unreasonably withheld or delayed.

13.0 Disputes

13.1 Any dispute arising under this Agreement which is not resolved by EYI and AIO shall be decided by a court in HK Special Administration Region. Pending settlement of the final decision by the court, AIO shall proceed diligently with the performance of the Agreement in accordance with EYI's direction.

14.0 Controlling Law


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14.1 This Agreement  shall be interpreted and constructed in accordance with the laws of the HK Special Administration Region.


This Agreement constitutes the entire Agreements between the parties. All prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter of this Agreement are superseded.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first written above.


Essentially Yours Industries                    All In One Global Logistics Ltd.
(Hong Kong) Limited


/s/ signed                                      /s/ signed

By      (Authorized Signature)                  By      (Authorized Signature)

DORI O'NEILL                                    RAY CHENG

Print Name                                              Print Name

PRESIDENT / CEO                                 GENERAL MANAGER

Title                                                   Title


Date                                                    Date


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